Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Del Nin, Christoph Mainusch and David Sturgeon, and each of them, such person’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, for the purpose of signing Central European Media Enterprises Ltd.’s (the “Company”) Registration Statement on Form S-8 for the registration of the Company’s Class A common stock, par value $.08 per share, with respect to the Company’s 2015 Stock Incentive Plan and any or all amendments (including post-effective amendments and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act) to such Registration Statement, and to file the same, with all the exhibits thereto, and other document or instrument deemed necessary or appropriate by any of them in connection with such application for registration in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, I have hereunto set my hand as of the date indicated below.

SIGNATURE	TITLE	DATE

/s/ John Billock	Chairman of the Board of	June 2, 2015
John K. Billock	Directors

/s/ Paul Cappuccio	Director	June 2, 2015
Paul T. Cappuccio

/s/ Charles Frank	Director	June 2, 2015
Charles R. Frank

/s/ Iris Knobloch	Director	June 2, 2015
Iris Knobloch

/s/ Alfred Langer	Director	June 2, 2015
Alfred W. Langer

/s/ Bruce Maggin	Director	June 2, 2015
Bruce Maggin

/s/ Parm Sandhu	Director	June 2, 2015
Parm Sandhu

/s/ Doug Shapiro	Director	June 2, 2015
Doug Shapiro

/s/ Kelli Turner	Director	June 2, 2015
Kelli Turner

/s/ Gerhard Zeiler	Director	June 2, 2015
Gerhard Zeiler